UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

Lux Amber, Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-225545	98-1414834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Rose Lane, Suite 102, Frisco, Texas 75036

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 214.676.5475

Shaoyaoju Beili 207 Beijing 100029 China

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LXAM	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

Pursuant to an Agreement and Plan of Merger dated March 23, 2020 (the “Merger Agreement”), by and among Lux Amber, Corp., a Nevada corporation (“Lux Amber” or the “Company”), Worldwide Specialty Chemicals Inc., a Delaware corporation (“Worldwide”), and its subsidiary WSC Newco, Inc., Worldwide merged with and into Lux Amber, with Lux Amber remaining as the surviving corporation.

On March 26, 2020, the merger transaction (“Merger”) closed, and two state filings formalized the Merger: a certificate of merger filed with the Delaware Secretary of State, and articles of merger filed with the Nevada Secretary of State.

As a consequence of the Merger, Lux Amber is no longer an early stage development company. Lux Amber will carry forward the historical operating businesses of Worldwide and its operating subsidiaries: Industrial Chem Solutions Inc., and Safeway Pest Elimination LLC. Further, Lux Amber will immediately start doing business as Worldwide Specialty Chemicals Inc. A formal name change for the Company will be effected following a filing with and approval of FINRA.

The current stock symbol for the Company’s common stock is LXAM. A formal stock symbol change for the Company will be effected following a filing with and approval of FINRA.

Pursuant to the Merger Agreement, each of the 28,053,167 shares of Worldwide common stock issued and outstanding prior to the Merger have been automatically converted into and exchangeable for an equivalent number of fully paid and non-assessable shares of Company common stock.

Also pursuant to the Merger Agreement, the officers and directors of the Company prior to the Merger resigned on the effective date of the Merger. Also pursuant to the Merger Agreement, and prior to her resignation, the sole director elected Messrs. E. Thomas Layton and Paul Williams to the Company’s Board of Directors.

Accordingly, as a consequence of the change in the Company’s stock ownership and the change in the composition of the Company’s Board of Directors, the Merger has resulted in a change of control of the Company.

The Merger Agreement is filed as an Exhibit to this Current Report on Form 8-K. The foregoing description of the Merger Agreement does not purport to be complete and is qualified by reference to the Merger Agreement.

A more substantive filing on Form 8-K will be made by the Company when all required financial statements are available.

Item 5.06. Change in Shell Company Status.

As described in Item 2.01 above, which is incorporated by reference into this Item 5.06, the Company ceased being a shell company (as defined in Rule 12b-2 under the Exchange Act of 1934, as amended) on the effective date of the Merger.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger dated as of March 23, 2020, by and among Lux Amber, Corp., a Nevada corporation, Worldwide Specialty Chemicals Inc., a Delaware corporation, and WSC Newco, Inc., a Delaware corporation

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SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lux Amber, Corp.

Dated: March 30, 2020	By:	/s/ E. Thomas Layton
E. Thomas Layton Chairman of the Board and Chief Executive Officer

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